Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1201 Market Street, Ste 1001 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

NEWPAGE CORPORATION

(Exact name of obligor as specified in its charter)

Ohio	05-0616156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8540 Gander Creek Drive Miamisburg, Ohio	45342
(Address of principal executive offices)	(Zip Code)

10% Senior Secured Notes due 2012

(Title of Indenture Securities)

Table of Co-Registrants

Exact Name of Co-Registrant as specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Chillicothe Paper Inc (Guarantor)	Delaware	05-0616154
Escanaba Paper Company (Guarantor)	Michigan	31-0735598
Luke Paper Company (Guarantor)	Delaware	11-3666265
NewPage Canadian Sales LLC (Guarantor)	Delaware	27-0015384
NewPage Consolidated Papers Inc. (Guarantor)	Delaware	16-1708330
NewPage Energy Services LLC (Guarantor)	Delaware	30-0261838
NewPage Port Hawkesbury Limited (Guarantor)	Nova Scotia, Canada	98-0400070
NewPage Wisconsin System Inc. (Guarantor)	Wisconsin	39-2003332
Rumford Cogeneration, Inc. (Guarantor)	Delaware	82-0378864
Rumford Falls Power Company (Guarantor)	Maine	01-0153040
Rumford Paper Company (Guarantor)	Delaware	31-1480427
Upland Resources, Inc. (Guarantor)	West Virginia	22-2092996
Wickliffe Paper Company LLC (Guarantor)	Delaware	81-0668293

The address of these co-registrants is: c/o NewPage Corporation, 8540 Gander Creek Drive,

Miamisburg, Ohio 45342. The telephone number of each is (877) 855-7243.

General

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.	Not Applicable

Item 16.	List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2007), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of March, 2008.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Andres E. Serrano
Andres E. Serrano
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

Please refer to page i,
Table of Contents, for
the required disclosure
of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2007	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

I, Clive Bucknall, Controller Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Sal H. Alfieri
Director (Trustee)

/s/ Joseph R. Simpson	/s/ Bernard J. Kennedy
Signature of Officer Authorized to Sign Report	Director (Trustee)

02/4/2008	/s/ Martin Glynn
Date of Signature	Director (Trustee)
Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
(a) in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
Wilmington
City (TEXT 9130)

DE 19801
State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association of Buffalo
Name of Bank City

in the state of New York, at the close of business December 31, 2007

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		3,545,002
b. Interest-bearing balances		5,401,877
Held-to-maturity securities		2,815,872
Available-for-sale securities		19,675,607
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		975,000
b. Securities purchased under agreements to resell		12,700,890
Loans and lease financing receivables:
Loans and leases held for sale		5,269,632
Loans and leases net of unearned income	88,870,907
LESS: Allowance for loan and lease losses	1,413,775
Loans and lease, net of unearned income, allowance, and reserve		87,457,132
Trading assets		35,718,014
Premises and fixed assets		554,779
Other real estate owned		69,438
Investments in unconsolidated subsidiaries		307,549
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,111,113
Intangible assets: Other intangible assets		534,009
Other assets		7,355,612
Total assets		184,491,526

LIABILITIES

Deposits:
In domestic offices		81,997,670
Non-interest-bearing	13,873,344
Interest-bearing	68,124,326
In foreign offices		37,760,575
Non-interest-bearing	1,029,503
Interest-bearing	36,731,072

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		2,073,600
b. Securities sold under agreements to repurchase		2,247,277

Trading Liabilities	16,222,307
Other borrowed money	24,334,913
Bank’s liability on acceptances	NA
Subordinated notes and debentures	4,111,179
Other liabilities	4,201,716
Total liabilities	172,949,237
Minority Interests in consolidated Subsidiaries	272

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	2,000
Surplus	10,122,604
Retained earnings	1,769,186
Accumulated other comprehensive income	-351,773
Other equity capital components	0
Total equity capital	11,542,017
Total liabilities, minority interests and equity capital	184,491,526